Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie Hayes, Investor Relations @ 630-574-3772

GREAT LAKES DREDGE & DOCK CORPORATION INCREASES

QUARTERLY CASH DIVIDEND

Oak Brook, Illinois — May 31, 2011 — Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD)—announced today that its Board of Directors (“the Board”) has declared a quarterly cash dividend on its common stock. The Board approved increasing its annual dividend by $1 million resulting in an aggregate expected dividend of $5 million per year, the maximum allowed under the Company’s senior credit facility. Future dividend payments remain subject to the discretion of the Board. This increase will result in an additional $250,000 paid to stockholders in the current quarter. The Board approved a $0.021 per share cash dividend, to be paid on June 17, 2011 to the holders of record of common stock of the Company at the close of business on June 10, 2011.

Jonathan Berger, Chief Executive Officer, stated, “We are pleased to be able to increase our quarterly dividend as a result of our strong financial performance, including robust earnings growth and cash flow. The Company continues to strengthen its financial position and will look to deploy capital in a manner that creates value for our shareholders.”

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. Additionally, the Company owns a 50% interest in a marine sand mining operation in New Jersey which supplies sand and aggregate used for road and building construction. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 121-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers which ensures experienced-based performance as they advance through Company operations. Great Lakes also owns the largest and most diverse fleet in the U.S. industry, comprised of over 180 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions that actual results may differ materially from those contained in any forward-looking statements herein, including, but not limited to, as a result of the factors, risks and uncertainties described in other securities filings of Great Lakes with the SEC, such as its most recent Annual Report on Form 10-K. You should not place undue reliance on these forward looking statements. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.